EXHIBIT A UNIT CERTIFICATE

No.________

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

ZUMA360 SOFTWARE, INC.

UNITS_________ FULLY PAID AND NON-ASSESSABLE

THIS CERTIFIES that ___________________ is the owner of ___________UNITS of ZUMA360 SOFTWARE, INC., as provided hereinbelow.

Each Unit consisting of one share of Common Stock, par value $0.0001, and a warrant to purchase one (1) share of Common Stock, par value $0.0001, with an exercise price of $5.00 per share. The warrant will become detachable from the Common Stock and exercisable at the close of business 180 days after the Effective Date of this registration statement, at which point the holder of this Unit certificate shall be eligible to receive, in lieu thereof, a certificate evidencing shares of Common Stock and an separate certificate evidencing warrants to purchase Common Stock in the amount of the number of Units evidenced by this Unit Certificate.

The Units evidenced by this certificate are transferable only on the books of the transfer agent, ________________________, and in all respects is governed by the terms and conditions of the Unit Agreement between the Company and such transfer agent. All Unit Certificates presented to the transfer agent must be presented by the holder hereof, in person or by attorney, upon surrender of this certificate properly endorsed.

IN WITNESS WHEREOF, ZUMA360 Software, Inc., has caused this certificate to be executed, by the facsimile signatures of its duly authorized officers and has caused a facsimile of its seal to be hereunto affixed.

By	[SEAL]	By

HOWARD MESSER,		SRINI VASAN,
CORPORATE SECRETARY		PRESIDENT AND CHIEF EXECUTIVE OFFICER

The Board of Directors of ZUMA360 SOFTWARE, INC. (the “Company”) is authorized by resolution or resolutions, from time to time adopted, to provide for the issuance of more than one class of stock, including preferred stock in series, and to fix and state the voting powers, designations, preferences, limitations and restrictions thereof. The Company will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common
     UNIF GIFT MIN ACT - ______Custodian_______ (Cust) (Minor)
     TEN ENT - as tenants by the entireties Under Uniform Gifts to Minors Act
     JT TEN  - as joint tenants with right of survivorship and not as tenants in common

     Additional abbreviations may also be used though not in the above list

For value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY NUMBER OR OTHER IDENTIFYING NUMBER

(please print or typewrite name and address including postal zip code of assignee)

Units represented by the within Certificate, and do hereby irrevocably constitute and appoint _________________________ Attorney to transfer the said Units on the books of the within named corporation with full power of substitution in the premises.

Dated, _____________________________

In the presence of	Signature:

NOTE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME OF THE STOCKHOLDER(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.